Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-260674) on Form S-8 of our report dated April 29, 2024, with respect to the consolidated financial statements of GLOBALFOUNDRIES Inc. and subsidiaries.

/s/ KPMG LLP

Singapore
March 20, 2025